SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LAS VEGAS RESORTS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	33-0215298
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Winner Industrial Park, Bulong Road Longhua, Shenzhen City, China	518109
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	none

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The securities to be registered are the registrant’s shares of common stock, par value $0.001 per share (the “Common Stock”). Information concerning the Common Stock is included under the caption “Description of Securities” in the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 19, 2005 in commission file number 33-10513-LA, and is incorporated herein by reference.

Item 2.   Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

3.1
Article of Incorporation of the registrant as filed with the Secretary of State of the State of Nevada on August 7, 1986, as amended to date. (Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on December 19, 2005 in commission file number 33-10513-LA)

3.2
Amended and restated bylaws of the registrant adopted on December 16, 2005. (Incorporated by reference to Exhibit 3.2 to the registrant’s current report on Form 8-K filed on December 19, 2005 in commission file number 33-10513-LA)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LAS VEGAS RESORTS CORPORATION

	By:	/s/ Jianquan Li
Dated: December 20, 2005		Jianquan Li
Chief Executive Officer and President